ARTICLES OF AMENDMENT

                                       TO

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.



             CNL American Properties Fund, Inc., a Maryland corporation, hereby certifies to the Maryland State Department of Assessments and Taxation that:

             FIRST: The charter of the corporation is hereby amended as indicated in Exhibit A attached hereto; and

             SECOND: This amendment of the charter of the corporation has been advised by the board of directors and approved by the stockholders.

             We, the undersigned Chairman of the Board and Co-Chief Executive Officer and Secretary of CNL American Properties Fund, Inc., swear under penalties of perjury that the foregoing is a corporate act.

Dated this 26th day of June, 2003

                                         /s/ James M. Seneff, Jr.
                                         --------------------------
                                         James M. Seneff, Jr.
                                         Chairman of the Board and
                                         Co-Chief Executive Officer


                                         /s/ Steven D. Shackelford
                                         --------------------------
                                         Steven D. Shackelford
                                         Secretary

                                    Exhibit A
                                    ---------

                              ARTICLES OF AMENDMENT

                                     TO THE

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.


             The text of each of the proposed amendments is set forth below.

Name Change
-----------
             RESOLVED, that Section 1.1 of the Company's Second Amended and Restated Articles of Incorporation is hereby amended to read as follows:

             "1.1 Name.

                  The name of the corporation (the `Company') is:

                         CNL Restaurant Properties, Inc.

                  So far as may be  practicable,  the  business  of the  Company shall be conducted and transacted under that name, which name, and the word `Company' wherever used in these Second Amended and Restated Articles of Incorporation of CNL Restaurant Properties, Inc. (these `Articles of Incorporation'), except where the context otherwise requires, shall refer to the Directors collectively but not individually or personally and shall not refer to the Stockholders or to any officers, employees or agents of the Company or of such Directors.

                  Under  circumstances in which the Directors determine that the
             use  of  the  name  `CNL  Restaurant   Properties,   Inc.'  is  not
             practicable, they may use any other designation or name for the Company."


Waiver of Shareholder Ownership Limitations
-------------------------------------------

             RESOLVED, that paragraph (ix) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation is hereby amended to read as follows:

                   "(ix) Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (d), (e) and (f) of Section 5.6(ii) will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Share Ownership Limit with respect to any Person. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or Affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Company's status as a REIT."

Indemnification
---------------

             RESOLVED, that Section 7.3 of the Company's Second Amended and Restated Articles of Incorporation is hereby amended to read as follows:

             "7.3 Indemnification.

                  The Company shall indemnify and advance  expenses to any Party
             (as such term is defined in Section 2-418 of the MGCL) to the fullest extent permitted by Maryland law in effect from time to time (but in the case of any amendment to the MGCL or other change in Maryland law, to the extent such amendment or change permits the Company to provide broader indemnification or advancement rights than Maryland law permitted prior to such amendment or change)."